CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into on June 1, 2011 by and between SEALAND NATURAL RESOURCES INC., a NEVADA corporation, having its principal offices at 50 W. Liberty St. 880 Reno Nevada 89501 AND ISAA LLC., a NEVADA limited liability company having its principal offices at 564 Wedge Lane Fernley, NV 89408.

SEALAND NATURAL RESOURCES INC. (hereinafter referred to as “Company”), and ISAA LLC., an independent contractor (hereinafter referred to as “Consultant”).

RECITALS

A.            The Company desires to obtain the services of Consultant on its own behalf and (defined as the Company), and Consultant desires to provide research and development services to the Company and upon the terms and conditions in this Agreement.

B.            The Company has spent significant time, effort, and money to develop certain Proprietary Information (as defined below), which the Company considers vital to its business and goodwill.

C.           The Company’s Proprietary Information, as defined below, shall necessarily be communicated to or acquired by Consultant in the course of providing consulting services to the Company, and the Company desires to obtain the services of Consultant and to protect its Proprietary Information.

D.            The Consultant has spent significant time, research and development, effort, and money to develop certain Proprietary Information (as defined below), which the Consultant considers vital to its business and goodwill. Nothing in this Agreement shall be construed to conflict with Consultant’s obligations and duties as such, including Consultant’s duties to protect information that is confidential and not to disclose such protected information to any third party.

Accordingly, the parties agree as follows:

AGREEMENT

1.            Consulting Period

(a)           Term  The Company hereby retains the Consultant and Consultant agrees to render to the Company those services described in Scope of Services, Exhibit A, incorporated by reference and attached hereto, for the period (the “Consulting Period”) commencing on the date of this Agreement and continuing through the time specified in Exhibit A, not to exceed 365 days.

(b)          Termination   At any time, either party may terminate, without liability, the Consulting Period for any reason, with or without cause, by giving 30 days advance written notice to the other party. The Company shall pay Consultant the compensation to which the Consultant is entitled pursuant to Section 3(a).

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2.           Duties, Responsibilities

(a)           Consultant hereby agrees to provide and perform for the Company those services set forth in Exhibit A.

(b)           Company hereby agrees to provide compensation and reimbursement for travel and other reasonable business expenses incurred by Consultant under the scope of this agreement.

3.            Compensation, Benefits, Expenses

(a)           Compensation  In consideration of the services to be rendered hereunder, including, without limitation, services to any Affiliated Company, Consultant shall be paid total $81,000 payable in three installments at the time and pursuant to the procedures as set forth in Exhibit A.

(b)           Benefits  Other than the compensation specified in Sections 3(a) and 5(c), Consultant shall not be entitled to any direct or indirect compensation for services performed hereunder.

4.            Proprietary Information

(a)     Defined “Proprietary Information” is all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of the Company or any Affiliated Company, or to its clients, consultants, or business associates, unless: (i) the information is or becomes publicly known through lawful means and through no fault of the consultant; (ii) the information was rightfully in Consultant’s or its Agents’ possession or part of its general knowledge prior to the Consulting Period; or (iii) the information is disclosed to Consultant or its Agents without confidential or proprietary restrictions by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

Consultant hereby acknowledges and agrees that all property, including, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, that is produced under this Agreement is Proprietary Information (as defined herein), and equipment furnished to or prepared by Consultant in the course of or incident to rendering of services to the Company, belong to the Company and shall be promptly returned to the Company upon request.

5.            Consultant’s Inventions and Ideas

(a)     Defined   The term “Invention Ideas” means any and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by the Consultant under the scope of this agreement.

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(b)          Assignment   Consultant agrees to assign to the Company, without further consideration, its entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention Idea, developed within the scope of this agreement, for Company, whether or not patentable. In the event any Invention Idea shall be deemed by the Company to be patentable or otherwise registrable, Consultant shall assist the Company (at Company’s expense) in obtaining letters patent or other applicable registrations thereon and shall execute all documents and do all other things (including testifying at the Company’s expense) necessary or proper to obtain letters patent or other applicable registrations thereon and to vest the Company, or any Affiliated Company specified by the Board, with full title thereto.

Consultant agrees to furnish and execute such additional documents as Company may require to establish Company’s ownership of the copyright in the work including without limitation, such assignments of copyright therein throughout the world as Company may deem appropriate. Consultant shall be compensated at the then prevailing hourly rate, agreed to in advance by Company, for any services rendered in connection with this Paragraph 5 at the request of Company.

Should the Company be unable to secure Consultant’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, Consultant hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by Consultant.

Company acknowledges that there are ideas, processes, trademarks, service marks, technology, computer programs, original works of authorship, designs, formulas, inventions, discoveries, patents, copyrights, or improvements to the foregoing produced within the scope of Consultant’s that are subject to the terms of this agreement.

(c)        Interference with Business; Competitive Activities     Consultant agrees that for a period of one (1) year after termination of the Consulting Period, Consultant shall not (i) divert or attempt to divert from the Company any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers; or (ii) employ, solicit for employment, or recommend for employment any person employed by the Company, during the Consulting Period and for a period of one (1) year thereafter.

6.	Disclosure

Consultant agrees to maintain adequate and current written records on the development of all Invention Ideas and shall disclose these to Company.

7.	Assignment; Successors and Assigns

Consultant agrees that it will not assign, sell, transfer, delegate or otherwise dispose of any rights or obligations under this Agreement. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

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8.	Notices

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

SEALAND NATURAL RESOURCES INC.,
50 W. Liberty St. 880
Reno Nevada 89501

or to the Consultant at:

ISAA LLC.,
564 Wedge Ln.
Fernley, NV 89408.

Notice of change of address shall be effective only when done in writing and sent in accordance with the provisions of this Section.

9.	Amendments; Waivers

This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by a duly authorized representative of the Company and the Consultant. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

10.	Interruption of Service:

Either party shall be excused from any delay or failure in performance required hereunder if caused by reason of any occurrence or contingency beyond its reasonable control, including, but not limited to, acts of God, acts of war, fire, insurrection, laws proclamations, edits, ordinances or regulations, strikes, lock-outs or other serious labor disputes, riots, earthquakes, floods, explosions or other acts of nature. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the time period equal to the period of such excusable interruption. When such events have abated, the parties’ respective obligations hereunder shall resume. Except for mandatory services set forth in Exhibit l, in the event the interruption of the excused party’s obligations continues for a period in excess of thirty (30) days, either party shall have the right to terminate this Agreement upon ten (10) days’ prior written notice to the other party.

11.	Severability; Enforcement

If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

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12.	Rules of Construction

The language in all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning. Section headings in this Agreement are for convenience only and are not to be construed as a part of this Agreement or in any way limiting or amplifying the provisions hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identifications of the person or persons, firm or firms, corporation or corporations may require.

13.	Governing Law

The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of California.

14.	Independent Contractor

The Consultant shall operate at all times as an independent contractor of the Company. This Agreement does not authorize Consultant to act for the Company as its agent or to make commitments on behalf of the Company. The Company shall not withhold payroll taxes, and neither Consultant shall not be covered by health, life, disability, or worker’s compensation insurance of the Company.

15.	Ability to Enter Into Agreement

Each party represents and warrants to the other party that this Agreement has been duly authorized, executed and delivered and that the performance of its obligations under this Agreement does not conflict with any order, law, rule or regulation or any agreement or understanding by which such party is bound.

16.	Entire Agreement

The terms of this Agreement are intended by the parties to be in the final expression of their agreement with respect to the retention of Consultant by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement.

The parties have duly executed this Agreement as of the date first written above:

/s/ Greg May	/s/ Lars A. Poulsen
Greg May	Lars A. Poulsen
Managing Member	CEO/ President
ISAA LLC.	Sealand Natural Resources Inc.

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EXHIBIT A

1.	Services to be Provided

The current scope of the includes:

•          Understanding the landscape to perform R&D prioritization based on a review of FP7 European grant. Identify Sealand Living products and evaluate market.

•          Identifying and evaluating innovative ideas and processes which could contribute to overcoming competitive barriers related to near-term, mid-term and long-term product development, patentability and marketing.

•          Analyzing available technology solutions and process engineering solutions as well as regulatory pathways to accelerate the scale-up of affordable harvesting and processes for commercializing raw materials into consumer products.

2.	Term of Agreement

One year from date of agreement.

3.	Payment and Reimbursement

Payment shall be made in three installments, total $81,000.00.

First payment $26,000

Second payment $25,000

Third and final payment in full along with any expenses $30,000

Cost associated with travel and expenses related to research and development shall be reimbursed as agreed by parties.

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